As  filed  with  the Securities and Exchange Commission on February 11, 2005
                         Registration  No.  -333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               InterCare DX, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                           Incorporated in California
         (State or other jurisdiction of incorporation or organization)

                                   95-4304537
                      (I.R.S. Employer Identification No.)

            900 Wilshire Boulevard, Suite 500, Los Angeles, CA 90017 (Address of Principal Executive Offices, including ZIP Code)

                   THE STOCK OPTION PLAN OF INTERCARE DX, INC.
                            (Full Title of the Plan)

                    Anthony C. Dike, Chief Executive Officer
            900 Wilshire Boulevard, Suite 500, Los Angeles, CA 90017
                                 (213)  627-8878
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                          CALCULATION OF REGISTRATION FEE

    Title of Securities to be Registered    Proposed Amount to be Registered
    ------------------------------------    --------------------------------
    Common Stock,  No par value               2,000,000

   Proposed Maximum Offering Price          Maximum Aggregate Offering Price
   -------------------------------          --------------------------------
        $0.10                                 $200,000.00

                           Amount of Registration Fee
                            -------------------------
                                   $23.54

(1) This registration statement shall cover any additional shares of common stock which become issuable under the plans by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Pursuant to Rule 457(h)(1), this estimate is based upon the price at which the options may be exercised.

                                TABLE OF CONTENTS
                                -----------------


PART  I
-------
PART  II
--------
     Item  3.  Incorporation  of  Documents  by  Reference.
     ------------------------------------------------------
     Item  4.  Description  of  Securities.
     --------------------------------------
     Item  5.  Interests  of  Named  Experts  and  Counsel.
     ------------------------------------------------------
     Item  6.  Indemnification  of  Directors  and  Officers.
     --------------------------------------------------------
     Item  7.  Exemption  from  Registration  Claimed.
     -------------------------------------------------
     Item  8.  Exhibits.
     -------------------
SIGNATURES
----------
EX-5.1
------
EX-23.1
-------
EX-24.1
-------
EX-99.1
-------


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of
Section  10(a)  of  the  Securities  Act of 1933, as amended ("Securities Act").


                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference.

     We hereby incorporate by reference into this Registration Statement the following documents filed by us with the Commission:
(a)  An  Annual  Report  on  Form  10-KSB  for the year ended December 31, 2003;
(b)  A Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;
(c)  A  Quarterly  Report on Form 10-QSB for the quarter ended  June  30,  2004;
(d)  A  Quarterly  Report on Form 10-QSB for the quarter ended March  31,  2004;
(e)  A  Current  Report  on  Form  8-K,  dated  January  2,  2005;
(f)  A  Current  Report  on  Form  8-K/A,  dated  December  17,  2004;
(g)  A  Current  Report  on  Form  8-K,  dated  December  17,  2004;
(h)  A  Current  Report  on  Form  8-K,  dated  November  3,  2004;
(i)  A  Current  Report  on  Form  8-K,  dated  March  6,  2004;
(j)  A  Current  Report  on  Form  8-K,  dated  February  17,  2004;
(k)  A  Current  Report  on  Form  8-K,  dated  January  16,  2004;
(l) All other reports filed by us pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.  Description  of  Securities.

Common  Stock
-------------
     We are authorized to issue up to 100,000,000 shares of common stock, no par value, of which 14,293,403 shares were issued and outstanding as of September 30, 2004. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. We are registering 2,000,000 shares of Common Stock, pursuant to this S-8 Registration Statement. Preferred Stock
----------------
     We are authorized 20,000,000 shares of preferred stock, with no par value. No shares of preferred stock have been issued. The Board of Directors has the authority to issue preferred stock from time to time in series and to fix the designations, powers (including voting powers, if any), preferences, and relative participating, options, conversion, and other special rights, and the qualifications, limitations, and restrictions of each series.
The flexibility vested in the Board of Directors to issue preferred stock in one or more series can enhance the Board of Directors' bargaining capability on behalf of our shareholders in the event of a possible takeover and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then-outstanding shares, in that the rights, privileges, and preferences of one or more series of preferred stock, which preferred stock could be privately placed, could involve provisions as to voting, redemption, conversion, or other rights that could deter such action. Accordingly, shareholders might be deprived of an opportunity to consider a takeover proposal that a third party might otherwise consider making, because we have a class of preferred stock authorized; the issuance of preferred stock may discourage bids for the common stock at a premium over the market price, could adversely affect the voting rights of holders of common stock, and could adversely affect the market price of the common stock. We currently do not have any plans or commitments that would involve the issuance of shares of our preferred stock.
Voting
------
     Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors.
The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, together with any preferred stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when California law, our Articles of Incorporation, or our bylaws require a greater vote and except when California law requires a vote of any preferred stock issued and outstanding, voting as a separate class, to approve a matter brought before the meeting. Holders of our common stock do not have cumulative voting for the election of directors.
Dividends
---------
     Holders of our common stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding. Preemptive Rights
------------------
     The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.


Liquidation
-----------
     If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders after payment of all liabilities and after distributions to holders of preferred stock legally entitled to be paid distributions prior to the payment of distributions to holders of our common stock.
Item  5.  Interests  of  Named  Experts  and  Counsel.

     Not  applicable.

Item  6.  Indemnification  of  Directors  and  Officers.

California  General  Corporation  Law  ("California  Law"),  Chapter  3
-----------------------------------------------------------------------

     Under California Law, a director's liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of
Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation by a director of the director's fiduciary duty to the Company or its shareholders.

Articles  of  Incorporation
---------------------------

     Our Articles of Incorporation, as amended, provide that we shall indemnify, to the full extent permitted by California law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act. Although indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the Securities Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     Specific provisions relating to the indemnification of our directors and officers are provided for in our Bylaws specified below.

Bylaws
------

     Section 5.5(a) of the our bylaws provides that each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving (during such person's tenure as director or officer) at the request of the corporation, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of a Proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by California General Corporation Law, against all expenses, liability and loss reasonably incurred or suffered by person in connection therewith. The right to indemnification conferred shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that, if California General Corporation Law requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

     Section 5.5(b) of our bylaws provides that if a claim for indemnity is not paid in full by us within 90 days after a written claim has been received by us, the claimant may at any time thereafter bring suit against us to recover the unpaid amount of the claim and, to the extent that the claimant is successful, he shall also be entitled to be paid the expense of prosecuting such claim including reasonable attorneys' fees incurred in connection therewith.

     Additionally, our Bylaws provide that the right of indemnification shall not be exclusive of any other rights which any director, officer, employee or agent may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent the additional rights to indemnification are authorized in the Articles of Incorporation of the corporation.

Item  7.  Exemption  from  Registration  Claimed.

        Not  applicable.

Item  8.  Exhibits  .

4.1/(1)/          Articles of Incorporation of the registrant as amended to date
4.2/(1)/          Bylaws
5.1*          Opinion of Bryan Cave LLP regarding the validity of the securities being  registered
23.1*          Consent  of  Madsen  and  Associates  CPA's,  Inc.
23.2*          Consent  of  Bryan  Cave  LLP  (included  in  Exhibit  5.1)
24.1*          Power  of  Attorney
99.1*          Stock  Option  Plan  of  InterCare  DX,  Inc.

*          Filed  herewith
          /(1)/ Incorporated herein by reference to Exhibits 3.1 and 3.2, respectively, from our Registration Statement on Form SB-2 (Commission File
Number:  333-57780),  filed  March  28,  2001.

Item  9.  Undertakings.

     (a)  We  hereby  undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the date indicated.

Date:       February  7  2005                    INTERCARE  DX,  INC.
                    By:  /s/  Anthony  C.  Dike
                         ----------------------
                          Anthony  C.  Dike,  MD
                          Chairman  &  CEO

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By:     /s/  Anthony  C.  Dike,  MD
        ---------------------------
Name:     Anthony  C.  Dike,  MD
Title:     Director

By:     /s/  Donald  Stanford
        ---------------------
Name:     Donald  Stanford
Title:     Director

By:     /s/  Karunyan  Arulanantham
        ---------------------------
Name:     Karunyan  Arulanantham
Title:     Director

By:     /s/  Jude  Uwaezuoke
        --------------------
Name:     Jude  Uwaezuoke
Title:     Director

By:     /s/  Wesley  Bradford
        ---------------------
Name:     Wesley  Bradford
Title:     Director

EXHIBIT  INDEX

Exhibit          Description
5.1 Opinion of Bryan Cave LLP regarding the validity of the securities being registered
23.1          Consent  of  Madsen  and  Associates  CPA's,  Inc.
23.2          Consent  of  Bryan  Cave  LLP
24.1          Power  of  Attorney
99.1          Stock  Option  Plan  of  InterCare  DX,  Inc.


                                   EXHIBIT 5.1

                            OPINION OF BRYAN CAVE LLP

February  7  2005

InterCare  DX,  Inc.
900  Wilshire  Boulevard,  Suite  500
Los  Angeles,  California  90017

Re: InterCare DX, Inc. -- Registration Statement on Form S-8 for issuance of up to 2,000,000 shares of common stock

Gentlemen:

     We have acted as special counsel to InterCare DX, Inc., a California corporation (the "Company"), in connection with the registration for issuance of up to 2,000,000 shares of the Company's common stock with par value (the "Shares"), as described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act, as amended (the "Securities Act"). The Shares may hereafter be issued pursuant to the Stock Option Plan of the Company (the "Plan").
In rendering the opinions expressed herein, we have examined (i) the Company's Articles of Incorporation and the amendment thereto, (ii) the Company's Bylaws,
(iii) the applicable minutes of meetings or consents in lieu of meetings of the Company's board of directors (the "Board"), and (iv) such other corporate records and documents, certificates of corporate and public officials and status as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents, and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified, or photostatic copies thereof, the authenticity of the originals of such photostatic, certified, or conformed copies, and compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, the Board, and any committees appointed to administer the Plan.
Based upon such examination and in reliance thereon, we are of the opinion that upon the issuance of Shares in accordance with the terms and conditions of the Plan, including receipt prior to issuance by the Company of the full consideration for the Shares, the Shares will be validly issued, fully paid, and nonassessable shares of Common Stock. This opinion is not rendered with respect to any laws other than the laws of the State of California and the Federal law of the United States.
We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.
This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention and that may alter, affect, or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of a result.

Very  truly  yours,

/S/  Bryan  Cave  LLP

BRYAN  CAVE  LLP

                                  Exhibit 23.1

INDEPENDENT  AUDITORS'  CONSENT
CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM
We consent to the incorporation by reference in this Registration Statement of InterCare DX, Inc. on Form S-8 of our report dated January 10, 2005, appearing in the Annual Report on Form 10-KSB of InterCare DX, Inc. for the year ended December 31, 2003.

Madsen  &  Associates  CPA's,  Inc.
Salt  Lake  City,  Utah   84107
February  7,  2005


                                  Exhibit 24.1

                                Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony C. Dike his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration
Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated:  February  7  2005

By:     /s/  Donald  Stanford
        ---------------------
Name:     Donald  Stanford
Title:     Director

By:     /s/  Karunyan  Arulanantham
        ---------------------------
Name:     Karunyan  Arulanantham
Title:     Director

By:     /s/  Jude  Uwaezuoke
        --------------------
Name:     Jude  Uwaezuoke
Title:     Director

By:     /s/  Wesley  Bradford
        ---------------------
Name:     Wesley  Bradford
Title:     Director

                                  Exhibit 99.1

                                Stock Option Plan
                                       of
                               InterCare DX, Inc.

                                 (the "Company")


SECTION  1  -  DESCRIPTION  OF  PLAN.
The Stock Option Plan (the "Plan"), of InterCare DX, Inc. (the "Company"), a corporation organized under the laws of the State of California. Under this Plan, key employees of the Company or any present and future subsidiaries of the Company to be selected as below set forth, may be granted options (the "Options") to purchase shares of the Common Stock, based on the average of the preceding 12 months fair-market value of the Company's Common Stock("Common Stock"). For purposes of this Plan, the term "subsidiary" mean any corporation 50% or more of the voting stock of which is owned by the Company or by a subsidiary (as so defined) of the Company.
It is intended that the Options under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated "Incentive Stock Options" or not qualify for such treatment and be designated "Non-qualified Stock Options".
SECTION  2  -  PURPOSE  OF  PLAN.
The  purpose  of  the  Plan and of granting options to specified employees is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to certain key employees holding responsible positions by assisting them to acquire shares of Common Stock and to benefit directly from the Company's growth, development and financial success.
SECTION  3  -  ELIGIBILITY.
The persons who shall be eligible to receive grants of Options under this Plan shall be the directors, officers, key employees and consultants of the Company or any of its subsidiaries. A person who holds an Option is herein referred to as an "Optionee". More than one Option may be granted to anyone Optionee, however no Optionee may be granted options to purchase an aggregate number of shares of Common Stock amounting to thirty percent (30%) or more of the total number of shares that may be issued pursuant to this Plan upon the exercise of Options granted hereunder.
For Incentive Stock Options, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under all Incentive Stock Option plans of the Company or any subsidiary which are qualified under Section 422 of the Code) shall not exceed $5,000,000.00
SECTION  4  -  ADMINISTRATION.
The Plan shall be administered by a committee (the "Option Committee") to be composed of at least two "disinterested" (as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934) members of the Board of Directors of the Company (the "Board"). Members of the Option Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. The entire Board may serve as the Option Committee, if by the terms of this Plan all Board members are otherwise eligible to serve on the Option Committee. No person may serve as a member of the Option Committee if such person (a) is eligible to receive an Option under the Plan or under any other plan of the Company entitling the participants to acquire Common Stock or stock options of the Company or any of its affiliates (other than plans excepted
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by  Rule  l6b-3(c)  (2), or (b) was so eligible at any time within the preceding one-year period. The Option Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Option Committee. A memorandum signed by all of its members shall constitute the decision of the Option Committee without necessity, in such event, for holding an actual meeting. The Option Committee is authorized and empowered to administer the Plan and, subject to the Plan, including the provisions of 20
Section 17, (i) to select the Optionees, to specify the number of shares of Common Stock with respect to which Options are granted to each Optionee, to specify the Option Price and the terms of the Options, and in general to grant Options; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules relating to the Plan (v) to accelerate the time during which an Option may be exercised, notwithstanding the provisions of the Option Agreement (as defined in Section
12) stating the time during which it may be exercised; (vi) to accelerate the date by which any unexercised but vested portion of an Option terminates, thereby requiring the Optionee to exercise the vested unexercised portion of such Option or forfeit it, but in no event shall such date be less than two (2) weeks later than the date the Optionee is informed of such acceleration; and
(vii) to determine the rights and obligations of participants under the Plan. The interpretation and construction by the Option Committee of any provision of the Plan or of any Option granted under it shall be final. No member of the Option Committee shall be liable for any action or determination made in good faith with respect to the Plan of any Option granted under it.
SECTION  5  -  SHARES  SUBJECT  TO  THE  PLAN.
The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options (whether Incentive Stock Options or Non-qualified Stock Options) granted under the Plan shall not exceed 2,000,000 shares. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full or upon the repurchase by the Company of shares of Common Stock issued pursuant to rights of repurchase, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise or which shall have been repurchased shall again become available for the granting of additional Options under the Plan.
SECTION  6  -  OPTION  PRICE.
Expect as provided in Section 11, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be not less than the fair market value of such shares on the date of granting of the Option. Such fair market value shall be determined by the Option Committee on the basis of reported closing sales price on such date or, in the absence of reported sales price on such date, on the basis of the average of reported closing bid and asked prices on such date. In the absence of either reported sales price or reported bid and asked prices, the Option Committee shall determine such market value on the basis of the best available evidence.
SECTION  7  -  EXERCISE  OF  OPTIONS.
Subject to all other provisions of this Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Option Committee may determine in granting such Option, provided that (i) each Option shall become fully exercisable no later than five (5) years from the date the Option is granted, (ii) the number of shares of Common Stock subject to each Option shall become exercisable at the rate of at least 20% per year each year until the Option is fully exercisable, and (iii) no option may be exercisable subsequent to its termination date. Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Option Committee may determine in granting such Option, but in no event later than ten years after the date of grant thereof. The Option shall be exercised by the Optionee by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Board may approve from time to time, including, without limitation and in the sole discretion of the Board, the assignment and transfer by the Optionee to the Company of outstanding shares of the Company's Common Stock theretofore held by Optionee.
SECTION  8  -  ISSUANCE  OF  COMMON  STOCK.
The Company's obligation to issue shares of its Common Stock upon exercise of an
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Option  granted  under  the Plan is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or ruling 2l or regulations or the making of such investment or other representations and undertakings by the Optionee (or his or her legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his or her legal representative, heir or legatee) : (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, and appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertaking which such Optionee and undertaking which such Optionee has given to the Company or a reference thereof, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies. The Company will make a reasonable good faith effort to comply with such state and/or federal laws, rulings or regulations as may be applicable at the time the Optionee (or his or her legal representative, heir or legatee, as the case may be) wishes to exercise an Option, provided that the Optionee (or his or her legal representative, heir or legatee) also makes a reasonable good faith effort to comply with said laws, rulings and regulations; however, there can be no assurance that either the Company or the Optionee (or his or her legal representative, heir or legatee), each in the respective exercise of their reasonable good faith business judgment, will in fact comply with said laws, ruling and regulations.
SECTION  9  -  NONTRANSFERABILITY.
No Option shall be assignable or transferable, except that an Option may be transferable by will or by the laws of descent and distribution or pursuant to qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, provided such Option explicitly so provides. During the lifetime of an Optionee, any Option granted to him or her shall be exercisable only by him or her. After the death of an Optionee, the Option granted to him (if so transferable) may be exercised, prior to its termination, only by his or her legal representative, his legatee or a person who acquired the right to exercise the Option by reason of the death of the Optionee.
SECTION  10  -  RECAPITALIZATION,  REORGANIZATION,  MERGER  OR  CONSOLIDATION.
If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be purchased pursuant to the exercised of Options granted under the Plan, as provided in Section 5, and
(b) in the number, price, and kind of shares subject to any outstanding Option granted under the Plan.
Upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation in which the Company does not survive or in which the equity ownership of the Company prior to such transaction represents less than 50% of the equity ownership of the Company subsequent to the transaction, the Plan and each outstanding Option shall terminate; provided that the Company will give written notice thereof each Optionee at least thirty (30) days prior to the date of such dissolution, liquidation, reorganization, merger or consolidation, and in such event (a) the Company may, but shall not be obligated to, with respect to each Optionee who is not tendered an option by the surviving corporation in accordance with all of the terms of provision (b) immediately below, grant the right, until ten days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation, to exercise, in whole or in part, any unexpired Option or Options issued to him or her, without regard to the surviving entity.
SECTION  12  -  OPTION  AGREEMENT  .
Each Option granted under the Plan shall be evidenced by a written stock 22 option agreement executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) shall contain terms and conditions permitting such
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Option  to  qualify for treatment as an incentive stock option under Section 422 of the Code if the Option is designated an Incentive Stock Option, (c) may contain the agreement of the Optionee to resell any Common Stock issued pursuant to the exercise of Options granted under the Plan to the Company (or its assignee) for the Option Price of such Options to the extent any vesting restrictions apply to such Common Stock, or for the then fair market value of such Common Stock if no such restrictions then apply, (d) may contain the agreement of the Optionee granting a right of first refusal to the Company (or its assignee) on transfers of Common Stock no subject to vesting restrictions, and (e) may contain such other terms and conditions as the Option Committee deems desirable and which are not inconsistent with the Plan. With regard to agreements of the Optionee contemplated by items (c) and (d) of the previous sentence, the Company's rights pursuant to a right of first refusal and, notwithstanding any other termination provisions, the Company's right to repurchase vested shares shall terminate upon the closing of the first sale of the Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by the Securities and Exchange Commission under the Securities Act, with gross proceeds to the Company as seller of not less than $7.5 million before deducting underwriting commissions, or upon the liquidation or dissolution of the Company.
SECTION  13  -  RIGHTS  AS  A  SHAREHOLDER.
An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by this Option until exercise thereof, except that each Optionee shall have the right to receive a copy of the Company's audited financial statements (if available) no later than 120 days following the end of each fiscal year of the Company. No adjustment shall be made for dividends (Ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights of which the record date is prior to the exercise date, except as expressly provided in Section 10.
SECTION  14  -  TERMINATION  OF  OPTIONS.
Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. In any event all Options shall terminate an expire upon the first to occur of the following events:
(a) the expiration of three months from the date of an Optionee's termination of employment (other than by reason of death), except that if an Optionee is then disabled (within the meaning of Section 22(e) (3) of the Code), the expiration of one year from the date of such Optionee's termination of employment; or
(b) the expiration of one year from the date of the death of an Optionee if his or her death occurs while he or she is, or not later than three months after he or she has ceased to be, employed by the Company or any of its subsidiaries in a capacity in which he or she would be eligible receive grants of Options under the Plan; or
(c) the termination of the Option pursuant to Section 10 of the Plan. The termination of employment of an Optionee by death or otherwise shall not accelerate or otherwise affect the number of shares to which an Option may be exercised and such Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date of such termination.
SECTION  15  -  WITHHOLDING  OF  TAXES.
The Company may deduct and withhold from the wages, salary, bonus and other compensation paid by the Company to the Optionee the requisite tax upon the amount of taxable income, if any, recognized by the Optionee in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Optionee upon exercise of the Option, all as may be required from time to time under any federal or state laws and regulations. This withholding of tax shall be required from time to time 23 under any shall. be bonus or Optionee federal. or state tax laws and regulations. This withholding of tax made from the Company's concurrent or next payment of wages, salary, other income to the Optionee or by payment to the Company by the of required withholding tax, as the Option Committee may determine.
SECTION  16  -  EFFECTIVENESS  AND  TERMINATION  OF  PLAN.
The Plan shall be effective on the date on which it is adopted by the Board; provided, however, (a) the Plan shall be approved by the shareholders of the Company within 12 months of such date of adoption by the Board, (b) no Option shall be exercised pursuant to the Plan until. the Plan has been approved by the shareholders of the Company, and (c) no Option may be granted hereunder on or after that date which is ten years form the effective date of the Plan. The Plan shall terminate when all Options granted hereunder either have been fully
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exercised, and all shares of Common Stock which may be purchased pursuant to the exercise of such Options have been so purchased, or have expired; provided, however, that the Board may in its absolute discretion terminated the Plan at any time. No such termination, other than as provided for in Section 10 hereof, shall in any way affect any Option then outstanding.
SECTION  17  -  AMENDMENT  OF  PLAN.
The Board may (a) make such changes in the terms and conditions of granted Options as it deems advisable, provided each Optionee affected by such change consents thereto, and (b) make such amendments to the Plan as it deems advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised, but may not, without the written consent or approval of the holders of a majority of that voting stock of the Company which is represented and is entitled to vote at a duly held shareholders meeting (a) increase the maximum number of shares subject to Options, except pursuant to Section 10 of the Plan (b) decrease the Option Price requirement contained in Section 6 (except as contemplated by Section 11) of the Plan (c) change the designation of the class of employees eligible to receive Options (d) modify the limits set forth in Section 3 of the Plan regarding the value of Common Stock for which any Optionee may be granted
Options, unless the provisions of Section 422(d) of the Code are likewise modified or (e) in any manner materially increased the benefits accruing to participants under the Plan.



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